================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            AMERADA HESS CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                   DELAWARE                                     13-4921002
       (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
        INCORPORATION OF ORGANIZATION)                     IDENTIFICATION NO.)

                          1185 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

                            AMERADA HESS CORPORATION
                    EMPLOYEES' SAVINGS AND STOCK BONUS PLAN
                            (FULL TITLE OF THE PLAN)

                          J. BARCLAY COLLINS II, ESQ.
                            EXECUTIVE VICE PRESIDENT
                              AND GENERAL COUNSEL
                            AMERADA HESS CORPORATION
                          1185 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036
                                 (212) 997-8500
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================
                                             PROPOSED MAXIMUM   PROPOSED MAXIMUM
   TITLE OF SECURITIES      AMOUNT TO BE    AGGREGATE OFFERING AGGREGATE OFFERING     AMOUNT OF
    TO BE REGISTERED        REGISTERED(1)    PRICE PER SHARE        PRICE(2)      REGISTRATION FEE
---------------------------------------------------------------------------------------------------
Common Stock (par value
  $1.00)................. 2,000,000 shares       $51.0938         $102,187,600         $30,146
===================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices reported on the composite transactions reporting system of the New York Stock Exchange on December 24, 1997.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCES

     The following documents filed or to be filed with the Securities and Exchange Commission (the "SEC") are incorporated by reference in this Registration Statement:

          (a) The latest report of Amerada Hess Corporation (the "Company") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") which contains, either directly or indirectly by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

          (c) the description of the Company's Common Stock contained in registration statement no. 33-47639 filed by the Company under the Securities Act of 1933 (the "Securities Act").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law confers broad powers upon a corporation incorporated in that State with respect to the indemnification of any person against liabilities incurred by reason of the fact that he is or was a director, officer, employee or agent of such corporation or other business entity. The provisions of Section 145 are not exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement or otherwise.

     The By-Laws of the Company contain a provision entitling directors, officers, or employees of the Company, or of any other company which he serves

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

or served as such at the request of the Company, to be indemnified by the Company against any attorney's fees, disbursements and related expenses ("expenses") and amounts paid in settlement, judgments and fines ("liability") paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Company or such other company or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his being or having a director, officer or employee of the Company or such other company, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expenses shall have been paid or incurred. Indemnification is permitted to the extent not prohibited by law.

     Any person referred to above who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described above shall be reimbursed by the Company for his reasonable expense.

     Any other person claiming indemnification under the By-Laws shall be entitled to receive reimbursement from the Company for any reasonable expense and for any liability (other than any amount paid to the Company) if independent counsel or other disinterested persons, selected by the Board of Directors, delivers to the Company its written finding that such person acted in good faith in what he reasonably believed to be the best interests of the Company, and with respect to any criminal action or proceeding, reasonably believed that his conduct was lawful.

     The By-Laws of the Company state that rights of indemnification provided therein are in addition to any rights to which any director, officer or employee may be entitled by contract or as a matter of law.

     The Company maintains a Directors and Officers Insurance and Company Reimbursement Policy which covers directors and officers of the Company. Pursuant to the terms of the policy, the insurers will pay on behalf of the individual insureds all losses, subject to certain exceptions and deductibles, which the individual insureds may become obliged to pay by reason of any actual or alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act, while acting in their respective capacities as directors or officers of the Company to the extent the Company has not indemnified such individuals. In addition, the insurer will reimburse the Company for all losses, subject to certain exceptions and deductibles, in respect of which the Company has indemnified such individual insureds for claims made against them by reason of the acts. The insurers' maximum liability under the policy is $50,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

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

ITEM 8.  EXHIBITS

      4. Amerada Hess Corporation Employees' Savings and Stock Bonus Plan.

      5. The registrant undertakes that it will submit the Plan to the Internal Revenue Service (the "IRS") in a timely manner and that it will make all changes by the IRS in order to qualify the Plan.

     23. Consent of Ernst & Young.

     24. Powers of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York, on the 23rd day of December, 1997.

                                           AMERADA HESS CORPORATION

                                           BY:        /s/ JOHN B. HESS
                                               ---------------------------------
                                                      Name: John B. Hess
                                               Title: Chairman of the Board and
                                                       Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby authorizes John B. Hess, W.S.H. Laidlaw, John Y. Schreyer or the agent for service named in this Registration Statement to file one or more amendments (including post-effective amendments) to this Registration Statement which amendments may make such changes in this Registration Statement as John B. Hess, W.S.H. Laidlaw, John Y. Schreyer or such agent for service deems appropriate and each such person hereby appoints John B. Hess, W.S.H. Laidlaw, John Y. Schreyer or such agent for service as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on December 23, 1997 by the following persons in the capacities indicated.

           JOHN B. HESS               Director, Chairman of the Board
-----------------------------------     and Chief Executive Officer
          (John B. Hess)                (Principal Executive Officer)

          W.S.H. LAIDLAW              Director, President and Chief
-----------------------------------     Operating Officer
         (W.S.H. Laidlaw)

             LEON HESS                Director, Chairman of the
-----------------------------------     Executive Committee
            (Leon Hess)

         NICHOLAS F. BRADY            Director
-----------------------------------
        (Nicholas F. Brady)

       J. BARCLAY COLLINS II          Director
-----------------------------------
      (J. Barclay Collins II)

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

          PETER S. HADLEY             Director
-----------------------------------
         (Peter S. Hadley)

         EDITH E. HOLIDAY             Director
-----------------------------------
        (Edith E. Holiday)

        WILLIAM R. JOHNSON            Director
-----------------------------------
       (William R. Johnson)

          THOMAS H. KEAN              Director
-----------------------------------
         (Thomas H. Kean)

           H.W. MCCOLLUM              Director
-----------------------------------
          (H.W. McCollum)

         ROGER B. ORESMAN             Director
-----------------------------------
        (Roger B. Oresman)

         JOHN Y. SCHREYER             Director, Executive Vice
-----------------------------------     President and Chief Financial
        (John Y. Schreyer)              Officer (Principal Accounting
                                        and Principal Financial
                                        Officer)

        WILLIAM I. SPENCER            Director
-----------------------------------
       (William I. Spencer)

         ROBERT N. WILSON             Director
-----------------------------------
        (Robert N. Wilson)

         ROBERT F. WRIGHT             Director
-----------------------------------
        (Robert F. Wright)

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

                               INDEX TO EXHIBITS

EXHIBIT NO.                            DOCUMENTS
-----------    ---------------------------------------------------------
      4        Amerada Hess Corporation Employees' Savings and Stock
               Bonus Plan.
     23        Consent of Ernst & Young.
     24        Powers of Attorney (included on signature page).

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